SUB-ITEM 77Q(1)(e)

Artio Global Investment Funds

The Investment Advisory Agreement dated December 15, 2011, with amended Schedule A dated December 15, 2011, is incorporated by reference to Post-Effective Amendment No. 58 to the Registration Statement filed on Form Type 485BPOS on February 28, 2012 (Accession No. 0000930413-12-001166).